Exhibit 10.2

THIRD AMENDMENT TO

MULTI-TENANT INDUSTRIAL/COMMERCIAL LEASE (NET)

(Roselle Technology Park)

THIS THIRD AMENDMENT TO MULTI-TENANT INDUSTRIAL/ COMMERCIAL LEASE (NET) dated February 24, 2016 (this “Third Amendment”) is entered into by and between BRS-TUSTIN SAFEGUARD ASSOCIATES II, LLC, a Delaware limited liability company (“Lessor”), and PFENEX INC., a Delaware corporation (“Lessee”), with reference to the following:

R E C I T A L S

WHEREAS, Lessor and Lessee entered into that certain Multi-Tenant Industrial/Commercial Lease (Net) dated June 22, 2010, as amended by that certain First Amendment to Multi-Tenant Industrial/Commercial Lease (Net) dated September 4, 2014 by and between Lessor and Lessee, and that certain Second Amendment to Multi-Tenant Industrial/Commercial Lease (Net) dated November 19, 2015 (the “Second Amendment”) by and between Lessor and Lessee (collectively, the “Lease”), for the lease of certain premises (the “Existing Premises”), consisting of approximately 30,148 rentable square feet comprised of (a) approximately 22,833 rentable square feet located at 10790 Roselle Street, San Diego, California (the “10790 Building”), and (b) approximately 7,315 rentable square feet, commonly known as Suite 102 located at 10788 Roselle Street, San Diego, California (the “10788 Building”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

WHEREAS, pursuant to the Second Amendment, the Premises shall be expanded to include Suite 101 and Suite 103 and, thereafter, the Premises shall consist of approximately 46,959 rentable square feet.

WHEREAS, Lessor and Lessee desire by this Third Amendment to amend the Lease in order to provide that the Suite 103 Allowance may be used by Lessee to pay Suite 101 Improvement Costs.

NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2. Use of Suite 103 Allowance to Pay Suite 101 Improvement Costs. Notwithstanding anything to the contrary contained in the Second Amendment, Lessee shall be entitled to use any unused portion of the Suite 103 Allowance to pay Suite 101 Improvement Costs.

3. Ratification. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Third Amendment, this Third Amendment shall control.

Lessor’s Initials: MB

Lessee’s Initials: BL

4. Submission. Submission of this Third Amendment by Lessor to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligations on Lessor shall arise under this Third Amendment unless and until this Third Amendment is fully signed and delivered by Lessor and Lessee.

5. Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Third Amendment has been executed by the parties as of the date first referenced above.

“Lessor”

BRS-TUSTIN SAFEGUARD ASSOCIATES II, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Matthew Bateman
		Name:	Matthew Bateman
		Title:	Authorized Signatory

“Lessee”

PFENEX INC.,
a Delaware corporation

By:	/s/ Bertrand C. Liang
Name:	Bertrand C. Liang
Title:	CEO

Lessor’s Initials: MB

Lessee’s Initials: BL

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